UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 30, 2009

GERMAN AMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-11244	35-1547518
(Commission File Number)	(IRS Employer Identification No.)

711 Main Street, Box 810
Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

(812) 482-1314
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported by the Prospectus dated March 25, 2009, that was part of its Registration Statement on Form S-3 (File No. 333-157665) filed under the Securities Act of 1933, as amended, German American Bancorp, Inc. (the "Company" or "German American") commenced on March 25, 2009, a rights offering to its shareholders with respect to a proposed new issue of $15,000,000 principal amount of 8% redeemable subordinated debentures due 2019 (the "Debentures").  The rights obligated the Company to accept subscriptions to purchase the Debentures, when and if issued, from its shareholders who were entitled to exercise such rights, subject to the terms and conditions of the rights offering described by the Prospectus.

Prior to the expiration of the rights offering on April  23, 2009, subscriptions for an aggregate of $19,250,000 principal amount of Debentures were validly submitted by the Company's shareholders to the Company in exercise of their subscription rights, including their over-subscription privileges.  Included among the shareholders who timely exercised their subscription rights, on the same terms and conditions as other shareholders of the Company, were officers and directors of the Company and members of their immediate families and other affiliates and associates.

On April 30, 2009, the Company accepted all of the subscriptions that were timely submitted prior to the rights offering expiration date, including (as permitted by the terms of the rights offering included in the Prospectus) those in excess of the $15,000,000 stated principal amount of the Debenture offering, and issued $19,250,000 principal amount of Debentures to such subscribers, for a purchase price to the Company (before offering expenses) of $19,250,000.

The Debentures were issued pursuant to the terms of an Indenture with Wells Fargo Bank, National Association, as trustee (the "Trustee") which was executed and delivered by the Trustee and the Company on April 30, 2009 concurrently with the new issue of the Debentures.

The Debentures bear interest at 8% per annum from April 30, 2009, payable semiannually on March 30 and September 30 of each year, commencing September 30, 2009.  The Debentures are redeemable without penalty or premium at the option of the Company (subject to compliance with the terms of the Indenture including the requirement of prior consultation with the Board of Governors of the Federal Reserve System) on and after March 30, 2012, but not before.   Principal is due in full in a single payment on March 30, 2019.  Payment of principal of the Debentures may not be accelerated, even if the Company fails to pay any interest or violates any other covenant of the Indenture or the Debentures, except in certain events of insolvency, receivership or insolvency affecting the Company or its bank subsidiary.

The Debentures are unsecured obligations and in general are subordinated in right of payment to all other indebtedness of the Company.  The Indenture places no limitation on the amount of additional senior or other indebtedness that may be incurred by the Company, nor does it impose any material limitation on the ability of the Company to merge or consolidate with another company, or to sell all or substantially all of its assets to another company.

The above summary description of the terms and conditions of the Indenture and of the Debentures does not purport to be complete, and is qualified in its entirety by reference to the Indenture's terms and conditions (including the form of Debenture that is attached to the Indenture as Exhibit A), which Indenture is filed as Exhibit 4 to this report and is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On April 30, 2009, the Company issued a press release announcing its results for the three month period ended March 31, 2009, and making other disclosures.  The press release (including the accompanying unaudited consolidated financial statements as of and for the three months ended March 31, 2009, and other financial data) is furnished herewith as Exhibit 99 and is incorporated herein by reference.

The information incorporated by reference herein from Exhibit 99 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 is incorporated herein by reference.

Item 8.01.  Other Events.

As announced in the press release that is furnished as Exhibit 99 to this report, the Company's Board of Directors has declared a cash dividend of $0.14 per share which will be payable on May 20, 2009 to shareholders of record as of May 10, 2009.

Item 9.01.    Financial Statements And Exhibits.

(c)	Exhibits

4	Indenture dated as of April 30, 2009 by and between Wells Fargo Bank, N.A. and German American Bancorp, Inc.

99
Press release dated April 30, 2009.  This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: May 1, 2009	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, President

EXHIBIT INDEX

4	Indenture dated as of April 30, 2009 by and between Wells Fargo Bank, N.A. and German American Bancorp, Inc.

99
Press release dated April 30, 2009.  This exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.